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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                           dated as of April 18, 1998

                                     between

                       CORRECTIONS CORPORATION OF AMERICA

                                       and

                             CCA PRISON REALTY TRUST




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                                TABLE OF CONTENTS

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
ARTICLE I
         THE MERGER...............................................................................................1
         SECTION 1.01.  THE MERGER................................................................................1
         SECTION 1.02.  CLOSING...................................................................................1
         SECTION 1.03.  EFFECTIVE TIME............................................................................2
         SECTION 1.04.  EFFECTS OF THE MERGER.....................................................................2
         SECTION 1.05.  CONSTITUENT DOCUMENTS.....................................................................2
         SECTION 1.06.  TRUSTEES..................................................................................2
         SECTION 1.07.  OFFICERS..................................................................................2

ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK
         OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES................................................3
         SECTION 2.01.  EFFECT ON CAPITAL STOCK...................................................................3
         SECTION 2.02.  EXCHANGE OF CERTIFICATES..................................................................3
         SECTION 2.03. SERIES B CONVERTIBLE PREFERRED STOCK.......................................................4
         SECTION 2.04.  STOCK OPTIONS.............................................................................4
         SECTION 2.05.  EMPLOYEE STOCK OWNERSHIP PLAN.............................................................5
         SECTION 2.06.  WARRANTS TO PURCHASE COMPANY COMMON STOCK.................................................5
         SECTION 2.07.  NOTES CONVERTIBLE INTO COMPANY COMMON STOCK...............................................5
         SECTION 2.08.  ADJUSTMENTS...............................................................................6
         SECTION 2.09.  FRACTIONAL SHARES.........................................................................6
         SECTION 2.10.  LOST CERTIFICATES.........................................................................6

ARTICLE III
         REPRESENTATIONS AND WARRANTIES...........................................................................6
         SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................6
         SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF PRISON REALTY..........................................20

ARTICLE IV
         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................32
         SECTION 4.01.  COVENANTS OF THE COMPANY.................................................................32
         SECTION 4.02.  COVENANTS OF PRISON REALTY...............................................................35
         SECTION 4.03.  NO SOLICITATION..........................................................................36

ARTICLE V
         ADDITIONAL AGREEMENTS...................................................................................38
         SECTION 5.01.  PREPARATION OF THE JOINT PROXY STATEMENT/PROSPECTUS......................................38
         SECTION 5.02.  ACCESS TO INFORMATION....................................................................38
         SECTION 5.03.  SHAREHOLDERS MEETING.....................................................................39

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
         SECTION 5.04.  REASONABLE BEST EFFORTS..................................................................39
         SECTION 5.05.  BENEFITS MATTERS.........................................................................39
         SECTION 5.06.  STOCK-BASED COMPENSATION.................................................................39
         SECTION 5.07.  FEES AND EXPENSES........................................................................40
         SECTION 5.08.  INDEMNIFICATION, EXCULPATION AND INSURANCE...............................................41
         SECTION 5.09.  TRANSFER TAXES...........................................................................42
         SECTION 5.10.  RESIGNATION OF DIRECTORS.................................................................42
         SECTION 5.11.  STOCK EXCHANGE LISTING...................................................................42
         SECTION 5.12.  TAX-FREE REORGANIZATION..................................................................42
         SECTION 5.13.  RULE 145 AFFILIATES......................................................................42

ARTICLE VI
         CONDITIONS PRECEDENT....................................................................................43
         SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...............................43
         SECTION 6.02.  CONDITIONS TO OBLIGATION OF PRISON REALTY TO EFFECT THE MERGER...........................44
         SECTION 6.03.  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER.............................45
         SECTION 6.04.  FRUSTRATION OF CLOSING CONDITIONS........................................................46

ARTICLE VII
         TERMINATION AND AMENDMENT...............................................................................46
         SECTION 7.01.  TERMINATION..............................................................................46
         SECTION 7.02.  EFFECT OF TERMINATION....................................................................47
         SECTION 7.03.  AMENDMENT................................................................................48
         SECTION 7.04.  EXTENSION; WAIVER........................................................................48
         SECTION 7.05.  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER................................48

ARTICLE VIII
         GENERAL PROVISIONS......................................................................................48
         SECTION 8.01.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................48
         SECTION 8.02.  NOTICES..................................................................................48
         SECTION 8.03.  DEFINITIONS; INTERPRETATION..............................................................49
         SECTION 8.04.  COUNTERPARTS.............................................................................51
         SECTION 8.05.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP......................51
         SECTION 8.06.  GOVERNING LAW............................................................................51
         SECTION 8.07.  PUBLICITY................................................................................51
         SECTION 8.08.  ASSIGNMENT...............................................................................51
         SECTION 8.09.  ENFORCEMENT..............................................................................51
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         AGREEMENT AND PLAN OF MERGER dated as of April 18, 1998 (this
"Agreement"), between CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation (the "Company"), and CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Prison Realty").

         WHEREAS the Board of Directors of the Company and the Board of Trustees of Prison Realty have approved the merger of the Company with and into Prison
Realty (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, $1.00 par value per share, of the Company (the "Company Common Stock") not owned by Prison Realty or by the Company will be converted into the right to receive the Merger Consideration (as hereinafter defined);

         WHEREAS the Merger requires the approval of this Agreement by the affirmative vote (the "Company Shareholder Approval") of the holders of a majority of the outstanding shares of Company Common Stock and Series B
Convertible Preferred Stock (as hereinafter defined) (together, the "Company
Capital Stock") and the affirmative vote of the holders of a majority of the outstanding shares of Prison Realty's common shares, $0.01 par value per share
(the "Prison Realty Common Shares") (the "Prison Realty Shareholder Approval");
and

         WHEREAS Prison Realty and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Tennessee Business
Corporation Act (the "TBCA") and the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law" or "MRL"), the Company shall be merged with and into Prison Realty at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of the Company shall cease and Prison Realty shall continue as the Surviving Entity
(the "Surviving Entity") and shall succeed to and assume all the rights and obligations of the Company in accordance with the TBCA and the MRL.

         SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.01, and subject to the satisfaction


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or waiver of the conditions set forth in Article VI, the closing of the Merger
(the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of all the conditions set forth in Article VI which by their terms are capable of being satisfied prior to the Closing (the "Closing
Date"), at the offices of Stokes & Bartholomew, P.A., unless another time, date or place is agreed to by the parties hereto.

         SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, articles of merger and all other appropriate documents (in any such case, the "Articles of Merger") shall be duly prepared, executed, acknowledged and filed by the parties in accordance with the relevant provisions of the TBCA and the MRL with the Secretary of State of the State of Tennessee (the "Tennessee Secretary of
State") and the Maryland State Department of Assessments and Taxation (the
"Maryland Department"). The Merger shall become effective upon the filing of the Articles of Merger with the Tennessee Secretary of State and the Maryland
Department or at such time thereafter as is provided in the Articles of Merger
(the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 48-21-108 of the TBCA and Section 8-501.1(n) of the MRL.

         SECTION 1.05. CONSTITUENT DOCUMENTS.

                  (a) The declaration of trust of Prison Realty as in effect immediately prior to the Effective Time shall be the governing document of the Surviving Entity (with such amendments as may be set forth in the Articles of Merger or an amendment hereto) until thereafter changed or amended as provided therein or by applicable law.

                  (b) The bylaws of Prison Realty as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06. TRUSTEES. The trustees of Prison Realty immediately prior to the Effective Time shall be the trustees of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and Prison Realty agrees that, if the Board of Directors of the Company shall so request, it will cause
Jean-Pierre Cuny to be elected to its Board of Trustees immediately after the Effective Time.

         SECTION 1.07. OFFICERS. The officers of Prison Realty immediately prior to the Effective Time shall be the officers of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, except that Doctor R. Crants, Jr. shall become Chairman and Chief Executive Officer of Prison Realty.



                                        2

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                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
            OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company or Prison
Realty or the holders of Company Capital Stock or any Prison Realty Common
Shares:

                  (a) Cancellation of Certain Stock. Each share of Company
         Common Stock that is owned by Prison Realty or by the Company (other than those held in connection with the Company Stock Plans (as defined in Section 3.01(b)) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (b) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive from the Surviving Entity following the Merger
         0.875 Prison Realty Common Shares (the "Merger Consideration") and shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto except the right to receive the Merger Consideration, without interest thereon.

                  (c) Prison Realty Capital Shares. Each capital share of Prison
         Realty issued and outstanding immediately prior to the effective time shall remain outstanding.

         SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) Paying Agent. Prior to the
Effective Time, Prison Realty shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as exchange agent (the "Exchange
Agent") for the purpose of exchanging certificates representing Company Common
Stock (the "Certificates" and each a "Certificate") for the Merger
Consideration. Prison Realty will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of shares of Company
Common Stock. Promptly after the Effective Time, Prison Realty will send, or will cause the Exchange Agent to send, to each holder of shares of Company
Common Stock at the Effective Time (other than the Company or Prison Realty or any of its Subsidiaries (as defined in Section 8.03)) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor.

                  (a) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of each share of Company Common
         Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the

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         Effective Time, represent for all purposes only the right to receive such Merger Consideration.

                  (b) If any portion of the Merger Consideration is to be paid to a person (as defined in Section 8.03) other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Entity, they shall be canceled and promptly exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article.

                  (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to Prison Realty upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Prison Realty for payment of the Merger Consideration in respect of such shares of Company Common Stock.
         Notwithstanding the foregoing, Prison Realty shall not be liable to any holder of shares of Company Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

                  (e) No dividends, interest or other distributions with respect to securities of Prison Realty constituting part of the Merger
         Consideration shall be paid to the holder of any unsurrendered
         Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Prison Realty have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

         SECTION 2.03. SERIES B CONVERTIBLE PREFERRED STOCK. Immediately prior to the Effective Time, the Company shall cause all issued and outstanding shares of its Series B Convertible Preferred Stock, $1.00 par value per share (the
"Series B Convertible Preferred Stock") to be converted to shares of Company
Common Stock pursuant to Section 1.E.1. of the Articles of Amendment to the Company's Charter dated October 2, 1997.

         SECTION 2.04. STOCK OPTIONS. At the Effective Time, each option to purchase shares of Company Common Stock granted pursuant to the Company Stock
Plans (as hereinafter defined) (a "Company Option") shall become a Canceled
Option pursuant to Section 5.06 hereof.

                                        4

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         SECTION 2.05. EMPLOYEE STOCK OWNERSHIP PLAN. As of the Effective Time,
benefits under the Company's Employee Stock Ownership Plan (the "ESOP") shall cease to accrue, but the ESOP shall not be terminated. As soon as practicable after the Effective Time, the ESOP will be merged into one or more successor plans sponsored by those companies that will acquire from Prison Realty the governmental contracts presently held by the Company. The rights of participants in the ESOP with respect to any offering period then underway under the ESOP shall be determined by treating the last business day prior to the Effective
Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the ESOP. Prior to the Effective Time, the
Company shall take all actions (including, if appropriate, amending the terms of the Company's ESOP) that are necessary to give effect to the transactions contemplated by this Section.

         SECTION 2.06. WARRANTS TO PURCHASE COMPANY COMMON STOCK. At the
Effective Time, each warrant to purchase shares of Company Common Stock outstanding (the "Company Warrants") whether or not exercisable, shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to the original warrant to which it relates (a
"Substitute Warrant"), the same number of shares of Prison Realty Common Shares as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time, at a price per share of Prison Realty Common Shares computed in compliance with the terms of such Company Warrant; provided, however, that the number of shares of Prison Realty Common Shares that may be purchased upon exercise of such Substitute Warrant shall not include any fractional share.
Prior to the Effective Time, the Company will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will use its best efforts to make any amendments to the terms of the Company Warrants that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Prison
Realty, amend any outstanding warrants to purchase shares of Company Common
Stock.

         SECTION 2.07. NOTES CONVERTIBLE INTO COMPANY COMMON STOCK. Except as otherwise agreed by the Company and the holder of any outstanding note of the Company convertible into shares of Company Common Stock (a "Company Note"), at the Effective Time, each Company Note shall be deemed to constitute a note convertible into, on substantially the same terms and conditions as were applicable to the original note to which it relates (a "Substitute Convertible
Note"), the same number of Prison Realty Common Shares as the holder of such note would have been entitled to receive pursuant to the Merger had such holder converted such note in full immediately prior to the Effective Time; provided, however, that the number of Prison Realty Common Shares that may be purchased upon conversion of such Substitute Convertible Note shall not include any fractional share. Prior to the Effective Time, the Company will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will use its best efforts to make any amendments to the


                                        5

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terms of the Company Notes that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Prison
Realty, amend any outstanding Company Notes.

         SECTION 2.08. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding capital shares of Prison Realty shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be adjusted appropriately.

         SECTION 2.09. FRACTIONAL SHARES. No fractional shares of Prison Realty
Common Shares shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to receive as a result of the Merger a fractional share of Prison Realty Common Shares will be entitled to receive a cash payment representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the New York Stock Exchange ("NYSE") through one or more of its member firms of the fractional shares of Prison Realty Common Shares all holders of shares of Company Common Stock would otherwise be entitled to receive as a result of the Merger.

         SECTION 2.10. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond, in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange
Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificates as contemplated by this Article.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company SEC Documents (as defined in Section 3.01(d)) filed with the Securities and Exchange Commission (the "SEC") and publicly available prior to the date hereof (the "Company Filed SEC Documents") or on the Disclosure Schedule delivered by the Company to Prison Realty prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company
Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, the Company represents and warrants to Prison Realty as follows:

                  (a) Organization and Authority. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Tennessee with full corporate power and authority to own its properties and conduct its business as now


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



         conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect (as defined in Section 8.03(a)).
         The Company does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity, except for those entities listed on the Company Disclosure Schedule, each of which is duly formed and in good standing under the laws of its jurisdiction of formation, with full power and authority to own its properties and conduct its business as now conducted, and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect upon the conduct of business or the ownership or leasing of property by it in such jurisdiction. Each Subsidiary holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business.
         Except as set forth in the Company Disclosure Schedule, the Company owns all the outstanding capital stock or ownership interests of each Subsidiary free and clear of any Liens (as hereinafter defined) and there are no rights to subscribe for or purchase any shares of capital stock or ownership interests of any Subsidiary. The Company has made available to Prison Realty complete and correct copies of its charter and bylaws and the charter and bylaws (or other organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

                  (b) Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share, of the Company, of which 400,000 shares have been designated Series B
         Convertible Preferred Stock. At the close of business on April 17,
         1998, (A) 80,215,073 shares of Company Common Stock were outstanding,
         (B) 733,553 shares of Series B Convertible Preferred Stock were outstanding, (C) options to acquire 3,468,097 shares of Company Common
         Stock from the Company pursuant to the Company's equity incentive plans listed on the Company Disclosure Schedule (the "Company Stock Plans") were outstanding, (D) Company Warrants to acquire 4,400,000 shares of Company Common Stock from the Company were outstanding, (E) the Company
         Notes convertible into 6,364,225 shares of Company Common Stock were outstanding; and (F) the Securities Purchase Agreement between the Company and Sodexho Alliance, S.A., a French corporation ("Sodexho") dated as of June 23, 1994, granting Sodexho the right to purchase notes convertible into shares of Company Common Stock were outstanding. Other than as set forth above, at the close of business on April 17, 1998, there were outstanding no shares of Company Capital Stock or options, warrants or other rights to acquire Company Capital Stock from the Company. Since April 17, 1998, (x) there have been no issuances by the Company of shares of Company Capital Stock other than issuances of shares of Company Common Stock pursuant to the exercise of Company
         Options outstanding as of April 17, 1998 and (y) there have been no issuances by the Company of options, warrants or other rights to acquire capital stock from the Company except as expressly permitted by this Agreement. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding, except the Company


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



         Notes. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock which may be issued upon the exercise of Company Options or Company Warrants or conversion of the Company Notes when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, pledges or security interests (collectively, "Liens") and not subject to preemptive rights, except pursuant to that certain Stockholders Agreement dated as of June 23, 1994 by and among the Company, Sodexho, and certain shareholders of the Company (the
         "Sodexho Stockholders Agreement"). Other than as set forth above, and except for this Agreement, the Company Stock Plans, the Company
         Options, the Company Warrants and the Company Notes, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries and, to the knowledge of the executive officers of the Company, as of the date hereof, no irrevocable proxies have been granted with respect to shares of Company Common Stock or equity of Subsidiaries of the Company.

                  (c) Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect.
         The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of the Company or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.01(m)) or other agreement, obligation, instrument,


                                        8


         permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on the Company or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the SEC of (i) a proxy statement relating to the consideration of the Company Shareholder Approval at a meeting of the shareholders of the Company (the "Company Shareholders Meeting") duly called and convened to consider the approval of this Agreement (such proxy statement, which shall also relate to the consideration of the Prison Realty Shareholder Approval at a meeting of the shareholders of Prison Realty (the "Prison Realty Shareholders Meeting") duly called and convened to consider the approval of this Agreement and a prospectus with regard to the issuance of Prison Realty Common Shares in the Merger, as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus") and (ii) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Tennessee Secretary of State and the Maryland Department and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) those required under the rules and regulations of the NYSE and (F) those required pursuant to the Company's leases, management agreements and related agreements with Governmental Entities, which are set forth on the Company Disclosure Schedule (collectively, the "Required Filings").

                  (d) SEC Documents; Financial Statements. The Company has filed and made available to Prison Realty a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be, applicable to such Company SEC Documents. None of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Company Filed SEC Documents (including any item accounted for in the financial statements contained in the Company Filed SEC Documents or set forth in the notes thereto), as of December 31, 1997, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on the Company (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement).

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to shareholders of the Company or Prison Realty or at the time of the Company Shareholders Meeting or the Prison Realty Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty specifically for inclusion or incorporation by reference therein. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty for inclusion or incorporation by reference therein.

                  (f) Absence of Certain Changes or Events. Subsequent to December 31, 1997, neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to the respective dates as of which information is given in the Company Filed SEC Documents, (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and

         (ii) there has not been any issuance of options, warrants or rights to purchase interests in, or the capital shares of, the Company, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of the Company or any Subsidiary.

                  (g) Compliance with Laws; Litigation. Except as described in the Company Disclosure Schedule or the Company Filed SEC Documents, there is not pending, or to the knowledge of the Company threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary or any of their respective officers, directors or trustees is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any Governmental Entity, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse effect on the Company. Each of the Company and each Subsidiary has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of the Company and each Subsidiary has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and the Company is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Company Filed SEC Documents or the Company Disclosure Schedule. None of the Company or any Subsidiary have failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. None of the Company or any Subsidiary have failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of the Company pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of the Company. None of the Company or any Subsidiary have received any notice of violation of or been threatened with a charge of violating or are under investigation with respect to a possible violation of any provision of any law, regulation or order.

                  (h) Taxes.

                           (i) (A) The Company and its Subsidiaries have filed,
                  or have caused to be filed on their behalf, all tax returns required to be filed by them (collectively, the "Company Returns"), and as of the time of filing, all the Company Returns were complete and accurate except to the extent that any failure to file or any inaccuracies in any filed Company Returns would not have a material adverse effect on the Company, (B) the Company and its Subsidiaries have paid or the Company has made adequate reserves in its financial statements included in the Company Filed SEC Documents (other than reserves for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all taxes payable by the Company and its Subsidiaries except to the extent that any failure to pay or reserve would not have a material adverse effect on the Company, (C) the Company and its Subsidiaries have made or the Company will make provision in its financial statements for all taxes payable for any periods that end before the Effective Time for which no Company Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such taxes are attributable to the portion of any such period ending at the Effective Time except to the extent that any failure to make such provision would not have a material adverse effect on the Company, (D) neither the Company nor any Subsidiary has requested any extension of time within which to file or send any Company Return, which Company Return has not since been filed or sent, except to the extent that any such request for an extension would not have a material adverse effect on the Company, (E) no deficiency for any taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries except to the extent that any such deficiency would not have a material adverse effect on the Company, (F) no claim for unpaid taxes has become a Lien of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries except to the extent that any such Lien would not have, individually or in the aggregate, a material adverse effect on the Company, (G) neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by (or has any assets bound by) any tax sharing agreement, tax indemnity obligation or similar agreement or arrangement, and (H) each of the Company and its Subsidiaries has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate tax authorities all taxes required to be so withheld and paid over for all periods for which the statutory period of limitations for the assessment of tax has not yet expired except to the extent that any failure to so withhold and pay over would not have a material adverse effect on the Company.

                           (ii) For the purpose of this Agreement, the term (A)
                  "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local, provincial and foreign income, profits, franchise, gross receipts, payroll, sales, use, property, withholding, excise, occupancy and other taxes of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and (B) "tax return" shall mean all Federal, state, local, provincial and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.

                  (i) Certain Agreements. Neither the Company nor any of its Subsidiaries is in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by the Company or any of its Subsidiaries or, to the knowledge of the executive officers of the Company, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on the Company. Neither the Company nor any of its Subsidiaries is in breach in any material respect under its charter, bylaws or other organizational documents.

                  (j) Properties.

                           (i) Company Owned Real Property. The Company Filed SEC Documents describe all material real property owned by the Company or any of its Subsidiaries (collectively, the "Company Owned Real Property"). Except as disclosed therein, or in the title insurance policies relating to the Company Owned Real Property or in the Company Disclosure Schedule, each of the Company and its Subsidiaries has good, valid and marketable title to the Company Owned Real Property free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on the Company. Except as set forth in Section 3.01(j)(i) of the Company Disclosure Schedule and as contemplated with respect to the properties designated the "Option Facilities" in the Company Filed SEC Documents, there are no outstanding contracts for the sale of any of the Company Owned Real Property, except those contracts relating to property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate.

                           (ii) Company Leased Real Property. The Company Filed
                  SEC Documents describe all leases and subleases (the "Company Real Property Leases") of the Company with respect to all material real property which is leased or subleased by the Company or its Subsidiaries (the "Company Leased Real Property"; the Company Owned Real Property and the Company Leased Real Property are collectively defined as the "Company Real Property"). Except as disclosed in the Company Filed SEC Documents or in the title insurance policies relating to the Company Leased Real Property, pursuant to the Company Real Property Leases, the Company and its Subsidiaries hold good and valid leasehold title to the Company Leased Real Property, in each case in accordance with the provisions of the applicable Company Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on the Company. Each of the Company Real Property Leases is enforceable against the Company and, to the knowledge of the Company, against the other party thereto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except for such failures to be enforceable as would not, individually or in the aggregate, have a material adverse effect on the Company. Other than as disclosed in the title insurance policies relating to the Company Leased Real Property or such exceptions which would not have a material adverse effect on the Company, all Company Real Property Leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant.

                           (iii) Improvements Under Construction. With respect
                  to those Improvements being constructed as set forth in the Company Disclosure Schedule, to the knowledge of the Company,
                  (a) the budget for the construction of the Improvements fairly and accurately reflects the Company's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and the Company has strictly adhered to said budget and has permitted no deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Company Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Company Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Company Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Company Real Property, and for the full utilization of the Company Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefore have been dedicated to public use and accepted by the appropriate Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals, authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for its intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) the Company has: (i) diligently pursued the development, construction and installation of the Improvements; and (ii) performed such duties as may be necessary to complete the development, construction and installation of the

                  Improvements in accordance with the plans and specifications and without liens, claims or assessments, actual or contingent, asserted against the Company Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto; (h) the Company has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Company Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Company Real Property; (i) the Company has maintained, in sufficient amount, and in satisfactory form and substance, and with satisfactory insurers: (i) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (ii) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Company Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

                           (k)   Environmental Matters.

                           (i) To the knowledge of the Company, the Company Real Property and the Improvements thereon (the "Company Facilities") are presently operated in compliance in all material respects with all Environmental Laws (as defined below).

                           (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Company Facilities.

                           (iii) There are no (A) notices of any violation or
                  alleged violation of any Environmental Laws relating to the Company Facilities or their uses that have been received by the Company, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or to the knowledge of the Company threatened, relating to the ownership, use, maintenance or operation of the Company Facilities.

                           (iv) All material permits and licenses required under
                  any Environmental Laws in respect of the operations of the Company Facilities have been obtained, and the Company Facilities and the Company are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

                           (v) "Environmental Laws" mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, the environment, or worker or public health and safety as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 960111 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.69011 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Endangered Species Act (16 U.S.C. ss.ss. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss. 11001 et seq.) and (y) analogous state and local provisions.

                           (vi) "Hazardous Material" means any chemical
                  substance:

                                    (A) the presence of which requires
                           investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                                    (B) which is defined as a "hazardous waste"
                           or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

                                    (C) which is toxic, explosive, corrosive,
                           flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Company Facilities; or

                                    (D) the presence of which on any of the
                           Company Facilities causes a nuisance upon such facilities or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Company Facilities; or

                                    (E) the presence of which on adjacent
                           properties constitutes a trespass by any owner or operator of the Company Facilities; or

                                    (F) which contains gasoline, diesel fuel or
                           other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation, or lead-based paint, solder or other building materials; or

                                    (G) radon gas.

                  (l) Labor Matters. As of the date hereof, (i) to the knowledge of the Company there are no representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) to the knowledge of the Company there are no organizing activities or strikes involving the Company or any of its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries, in each case that would be expected, individually or in the aggregate, to have a material adverse effect on the Company.

                  (m) Benefit Plans.

                           (i) All "employee benefit plans" (as defined in
                  Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "Company Benefit Plans". The Company has heretofore delivered or made available to Prison Realty true and complete copies of all Company Benefit Plans and, with respect to each Company Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

                           (ii) Except as disclosed in Section 3.01(m) of the
                  Company Disclosure Schedule: (A) none of the Company Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA;
                  (B) none of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither the Company nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Company Benefit Plan or, except as required by law, to amend any existing Company Benefit Plan; (D) each Company Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Company Benefit Plan as would not have a material adverse effect on the Company; (E) each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is, to the Company's knowledge, so qualified; (F) neither the Company nor any entity required to be treated as a single employer with the Company under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on the Company, (G) other than funding obligations and benefits claims payable in the ordinary course, to the Company's knowledge, no event has occurred and no circumstance exists with respect to any Company Benefit Plan that could give rise to any liability that would have a material adverse effect on the Company, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with the Company under Section 414 of the Code; (H) as of the date hereof there are no pending or, to the knowledge of the executive officers of the Company, threatened investigations, claims or lawsuits in respect of any Company Benefit Plan that would have a material adverse effect on the Company; (I) no amount payable pursuant to a Company Benefit Plan or any other plan, contract or arrangement of the Company would be considered an "excess parachute payment" under Section 280G of the Code; and (J) except as provided in Section 5.06(a) of this Agreement, no

                  Company Benefit Plan exists that could result in the payment to any current or former employee, officer or director of the Company of any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of
                  Section 280G of the Code.

                  (n) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Company Filed SEC Documents which have not been described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or any of its Subsidiaries, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof. Each of the Company and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

                  (o) Accounting. The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements.

                  (p) Vote Required. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.02(w)).

                  (q) Board Recommendation. On the date hereof, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of the directors present at such meeting and voting (with Doctor R. Crants and Jean-Pierre Cuny abstaining) , (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are fair to and in the best interests of the shareholders of the Company, (ii) adopted this Agreement and approved the Merger and (iii) resolved to recommend that the holders of shares of Company Capital Stock approve this Agreement.

                  (r) Tennessee Business Combination Act. Assuming the accuracy of the representation and warranty of Prison Realty contained in
         Section 3.02(v), the approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(q) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

                  (s) Brokers. No broker, investment banker, financial advisor or other person, other than Stephens Inc., the fees and expenses of which will be paid by the Company, are entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company's arrangement with Stephens Inc. has been disclosed to Prison Realty prior to the date hereof.

                  (t) Opinion of Financial Advisor. The Company has received the opinion of Stephens Inc., dated as of the date hereof, to the effect that the consideration to be received by holders of Company Common Stock in the Merger is fair to such holders from a financial point of view (the "Stephens Opinion").

                  (u) Share Ownership. The Company does not, directly or indirectly, own any Prison Realty Common Shares other than Common Shares, if any, held in Company Benefit Plans.

         SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PRISON REALTY. Except as set forth in the Prison Realty SEC Documents (as defined in Section 3.02(d)) filed and publicly available prior to the date hereof (the "Prison Realty Filed SEC Documents") or on the Disclosure Schedule delivered by Prison Realty to the Company prior to the execution of this Agreement (the "Prison Realty Disclosure Schedule"), which Prison Realty Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, Prison Realty represents and warrants to the Company as follows:

                  (a) Organization and Authority. Prison Realty is duly formed and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on Prison Realty (as defined in Section 8.03(a)). Prison Realty does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity, except those entities set forth in the Prison Realty Disclosure Schedule, each of which is duly incorporated and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as now conducted, and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect upon the conduct of business or the ownership or leasing of property by Prison Realty in such jurisdiction. Each Subsidiary of Prison Realty holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business. Except as set forth in the Prison Realty Disclosure Schedule, Prison Realty owns all the outstanding capital stock or ownership interests of each Subsidiary free and clear of any Liens, and there are no rights to subscribe for or purchase any shares of capital stock or ownership interests of the Subsidiary. Prison Realty has made available to the Company complete and correct copies of its declaration of trust and bylaws and the charter and bylaws (or other organizational documents) of each Subsidiary, in each case as amended to the date of this Agreement.

                  (b) Capital Structure. The authorized capital stock of Prison Realty consists of 90,000,000 Prison Realty Common Shares and 10,000,000 preferred shares, $0.01 par value per share, of which 4,600,000 are designated 8.0% Series A Cumulative Preferred Shares of Prison Realty ("Prison Realty Series A Preferred Shares", and together with the Prison Realty Common Shares, the "Prison Realty Capital Shares"). At the close of business on April 17, 1998, (A) 21,576,000 Prison Realty Common Shares were outstanding, (B) 4,300,000 Prison Realty Series A Preferred Shares were outstanding, (C) options to acquire 1,113,000 Prison Realty Common Shares from the Company (the "Prison Realty Options") pursuant to the 1997 Employee Share Incentive Plan and, the Non-Employee Trustees' Share Option Plan (the "Prison Realty Equity Plans") were outstanding. Other than as set forth above, at the close of business on April 17, 1998, there were outstanding no Prison Realty Capital Shares or options, warrants or other rights to acquire Prison Realty Capital Shares from Prison Realty. Since April 17, 1998, (x) there have been no issuances by Prison Realty of Prison Realty Capital Shares other than issuances of Prison Realty Common Shares pursuant to the exercise of Prison Realty Options outstanding as of April 17, 1998 and (y) there have been no issuances by Prison Realty of options, warrants or other rights to acquire capital shares from Prison Realty except as expressly permitted by this Agreement. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of Prison Realty may vote are issued or outstanding. All outstanding Prison Realty Capital Shares are, and any Prison Realty Common Shares which may be issued upon the exercise of Prison Realty Options when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and not subject to preemptive rights. Other than as set forth above, and except for this Agreement, the Prison Realty Equity Plans and the Prison Realty Options, and the Employee Savings and Stock Ownership Plan, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which Prison Realty or any Subsidiary of Prison Realty is a party or by which Prison Realty or any Subsidiary of Prison Realty is bound obligating Prison Realty or any Subsidiary of Prison Realty to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Prison Realty or of any Subsidiary of Prison Realty or obligating Prison Realty or any Subsidiary of Prison Realty to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of Prison Realty or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital shares of Prison Realty or any of its Subsidiaries and, to the knowledge of the executive officers of Prison Realty, as of the date hereof, no irrevocable proxies have been granted with respect to Prison Realty Capital Shares or equity of Subsidiaries of Prison Realty.

                  (c) Authorization. Prison Realty has all requisite power and authority to enter into this Agreement and, subject to obtaining the Prison Realty Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Prison Realty, subject to obtaining Prison Realty Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by Prison Realty and constitutes a valid and binding obligation of Prison Realty, enforceable against Prison Realty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the declaration of trust (or similar organizational documents) or bylaws of Prison Realty or any Subsidiary of Prison Realty or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Prison Realty Benefit Plan (as defined in Section 3.02(n)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Prison Realty or any Subsidiary of Prison Realty or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on Prison Realty. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Prison Realty or any Subsidiary of Prison Realty in connection with the execution and delivery of this Agreement by Prison Realty or the consummation by Prison Realty of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on Prison Realty or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the SEC of (i) the Joint Proxy Statement/Prospectus; (ii) the Registration Statement (as hereinafter defined), and (iii) such reports under the Exchange Act as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Maryland Department and the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which Prison Realty is qualified to do business, (C) filings required pursuant to the HSR Act, (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) those required under the rules and regulations of the NYSE and those required pursuant to the Company's agreements with Governmental Entities relating to the

         Prison Realty Facilities (as hereinafter defined), each of which is listed on the Prison Realty Disclosure Schedule (collectively, the "Prison Realty Required Filings").

                  (d) SEC Documents; Financial Statements. Prison Realty has filed and made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by Prison Realty with the SEC since April 24, 1997 (the "Prison Realty SEC Documents"). As of their respective dates, the Prison Realty SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Prison Realty SEC Documents. None of the Prison Realty SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Prison Realty included in the Prison Realty SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Prison Realty Filed SEC Documents (including any item accounted for in the financial statements contained in the Prison Realty Filed SEC Documents or set forth in the notes thereto), as of December 31, 1997, neither Prison Realty nor any of its Subsidiaries had, and since such date neither Prison Realty nor any of such Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Prison Realty (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement).

                  (e) Information Supplied. None of the information supplied or to be supplied by Prison Realty for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to shareholders of Prison Realty or the Company or at the time of the Prison Realty Shareholders Meeting or the Company Shareholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                  (f) Registration Statement. The registration statement of Prison Realty to be filed with the SEC with respect to the offering of Prison Realty Common Shares in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished to Prison Realty by the Company for use therein.

                  (g) Absence of Certain Changes or Events. Subsequent to December 31, 1997, neither Prison Realty nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to the respective dates as of which information is given in the Prison Realty Filed SEC Documents, (i) neither Prison Realty nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase interests in, or the capital shares of, Prison Realty, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of Prison Realty or any Subsidiary.

                  (h) Compliance with Laws; Litigation. Except as described in the Prison Realty Disclosure Schedule or the Prison Realty Filed SEC Documents, there is not pending, or to the knowledge of Prison Realty threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which Prison Realty or each Subsidiary or any of their respective officers, directors or trustees is a party, or to which the property of Prison Realty or each Subsidiary is subject, before or brought by any Governmental Entity, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse effect on Prison Realty. Each of Prison Realty and each Subsidiary has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of Prison Realty and each Subsidiary has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and Prison Realty is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Prison Realty Filed SEC Documents or the Prison Realty Disclosure Schedule. Prison Realty and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Prison Realty and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of Prison Realty pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of Prison Realty. Prison Realty and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order.

                  (i) Taxes. (A) Prison Realty is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, has duly elected to be taxed as a REIT commencing with the taxable year ending December 31, 1997, and such election has not been terminated or revoked, (B) Prison Realty is operated in such a manner that it continues to qualify as a REIT and is taxed as a REIT, (C) each Subsidiary constitutes a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, (D) Prison Realty has not received any net income from prohibited transactions within the meaning of Section 852(b)(6)(B) of the Code,
         (E) Prison Realty and each Subsidiary have filed, or have caused to be filed on their behalf, all tax returns required to be filed by them (collectively, "Prison Realty Returns"), and as of the time of filing, all the Prison Realty Returns were complete and accurate except to the extent that any failure to file or any inaccuracies in any filed Prison Realty Returns would not have a material adverse effect on Prison Realty, (F) Prison Realty and each Subsidiary have paid or Prison Realty has made adequate reserves in its financial statements included in the Prison Realty Filed SEC Documents (other than reserves for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all taxes payable by Prison Realty and each Subsidiary except to the extent that any failure to pay or reserve would not have a material adverse effect on Prison Realty, (G) Prison Realty and each Subsidiary have made or Prison Realty will make provision in its financial statements for all taxes payable for any periods that end before the Effective Time for which no Prison Realty Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such taxes are attributable to the portion of any such period ending at the Effective Time except to the extent that any failure to make such provision would not have a material adverse effect on Prison Realty, (H) neither Prison Realty nor any Subsidiary has requested any extension of time within which to file or send any Prison Realty Return, which Prison Realty Return has not since been filed or sent, except to the extent that any such request for an extension would not have a material adverse effect on Prison Realty,
         (I) no deficiency for any taxes has been proposed, asserted or assessed in writing against Prison Realty or any Subsidiary except to the extent that any such deficiency would not have a material adverse effect on Prison Realty, (J) no claim for unpaid taxes has become a Lien of any kind against the property of Prison Realty or any Subsidiary or is being asserted against Prison Realty or any Subsidiaries except to the extent that any such Lien would not have, individually or in the aggregate, a material adverse effect on Prison Realty, (K) neither Prison Realty nor any Subsidiary is a party to or is otherwise bound by (or has any assets bound by) any tax sharing agreement, tax indemnity obligation or similar agreement or arrangement, (L) each of Prison Realty and each Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate tax authorities all taxes required to be so withheld and paid over for all periods for which the statutory period of limitations for the assessment of tax has not yet expired except to the extent that any failure to so withhold and pay over would not have a material adverse effect on Prison Realty, and (M) after the Effective Time, Prison Realty will be operated in such a manner that it will continue to qualify as a REIT.

                  (j) Certain Agreements. Neither Prison Realty nor any Subsidiary is in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by Prison Realty or any Subsidiary or, to the knowledge of the executive officers of Prison Realty, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on Prison Realty. Neither Prison Realty nor any Subsidiary is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on Prison Realty. Neither Prison Realty nor any Subsidiary is in breach in any material respect under its declaration of trust, charter, bylaws or other organizational documents.

                  (k) Properties.

                           (i) Prison Realty Owned Real Property. The Prison
                  Realty Filed SEC Documents describe all material real property owned by Prison Realty or any Subsidiary (collectively, the "Prison Realty Owned Real Property"). Except as disclosed therein, in the title insurance policies relating to the Prison Realty Owned Real Property or in the Prison Realty Disclosure Schedule, each of Prison Realty and each Subsidiary has good, valid and marketable title to the Prison Realty Owned Real Property free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on Prison Realty. Except as set forth in
                  Section 3.02(k)(i) of the Prison Realty Disclosure Schedule, there are no outstanding contracts for the sale of any of the Prison Realty Owned Real Property, except those contracts relating to property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate.

                           (ii) Prison Realty Leased Real Property. The Prison Realty Filed SEC Documents describe all leases and subleases (the "Prison Realty Real Property Leases") with respect to all material real property which is leased or subleased by the Company or its Subsidiaries (the "Prison Realty Leased Real Property"; the Prison Realty Owned Real Property and the Prison Realty Leased Real Property are collectively defined as, the "Prison Realty Real Property"). Except as disclosed in the Prison Realty Filed SEC Documents, or in the title insurance policies relating to the Prison Realty Leased Real Property, copies of which have been provided to the Company, pursuant to the Prison Realty Real Property Leases, Prison Realty and its Subsidiaries hold good and valid leasehold title to the Prison Realty Leased Real Property, in each case in accordance with the provisions of the applicable Prison Realty Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on Prison Realty. Each of the Prison Realty Real Property Leases is enforceable against Prison Realty and, to the knowledge of Prison Realty, against the other party thereto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles and except for such failures to be enforceable as would not, individually or in the aggregate, have a material adverse effect on Prison Realty. Other than as disclosed in the title insurance policies relating to the Prison Realty Leased Real Property or such exceptions which would not have a material adverse effect on Prison Realty, all Prison Realty Real Property Leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant.

                           (iii) Improvements Under Construction. With respect
                  to those Improvements being constructed as set forth in the Prison Realty Disclosure Schedule, to the knowledge of Prison Realty, (a) the budget for the construction of the Improvements fairly and accurately reflects Prison Realty's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and Prison Realty has strictly adhered to said budget and has permitted no deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Prison Realty Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Prison Realty Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Prison Realty Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Prison Realty Real Property, and for the full utilization of the Prison Realty Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefore have been dedicated to public use and accepted by the appropriate Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals, authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for its intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) Prison Realty has: (i) diligently pursued the development, construction and installation of the Improvements; and (ii) performed such duties as may be necessary to complete the development, construction and installation of the Improvements in accordance with the plans and specifications and without liens, claims or assessments, actual or contingent, asserted against the Prison Realty Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto; (h) Prison Realty has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Prison Realty Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Prison Realty Real Property; (i) Prison Realty has maintained, in sufficient amount, and in satisfactory form and substance, and with satisfactory insurers: (i) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (ii) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this

                  Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on Prison Realty Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

                  (l) Environmental Matters.

                           (i) To the knowledge of Prison Realty, the Prison Realty Real Property and the Improvements thereon (the "Prison Realty Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

                           (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Prison Realty Facilities.

                           (iii) There are no (A) notices of any violation or
                  alleged violation of any Environmental Laws relating to the Prison Realty Facilities or their uses that have been received by Prison Realty, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or to the knowledge of Prison Realty threatened, relating to the ownership, use, maintenance or operation of the Prison Realty Facilities.

                           (iv) All material permits and licenses required under any Environmental Laws in respect of the operations of the Prison Realty Facilities have been obtained, and the Prison Realty Facilities are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

                  (m) Labor Matters. As of the date hereof, (i) to the knowledge of Prison Realty there are no representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) to the knowledge of Prison Realty there are no organizing activities or strikes involving Prison Realty or any of its Subsidiaries with respect to any group of employees of Prison Realty or its Subsidiaries, in each case that would be expected, individually or in the aggregate, to have a material adverse effect on Prison Realty.

                  (n) Benefit Plans.

                           (i) All "employee benefit plans" (as defined in
                  Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of Prison Realty or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined herein as the "Prison Realty Benefit Plans". Prison Realty has heretofore delivered or made available to the Company true and complete copies of all Prison Realty Benefit Plans and, with respect to each Prison Realty Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

                           (ii) Except as disclosed in Section 3.02(n) of the
                  Prison Realty Disclosure Schedule: (A) none of the Prison Realty Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the Prison Realty Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither Prison Realty nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Prison Realty Benefit Plan or, except as required by law, to amend any existing Prison Realty Benefit Plan; (D) each Prison Realty Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Prison Realty Benefit Plan as would not have a material adverse effect on Prison Realty; (E) each Prison Realty Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification and, to Prison Realty's knowledge, nothing has occurred that would be reasonably likely to cause the loss of such qualification; (F) neither Prison Realty nor any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on Prison Realty, (G) other than funding obligations and benefits claims payable in the ordinary course, to the knowledge of Prison Realty, no event has occurred and no circumstance exists with respect to any Prison Realty Benefit Plan that could give rise to any liability that would have a material adverse effect on Prison Realty, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code; (H) as of the date hereof there are no pending or, to the knowledge of the executive officers of Prison Realty, threatened investigations, claims or lawsuits in respect of any Prison Realty Benefit Plan that would have a material adverse effect on Prison Realty; (I) no amount payable pursuant to a Prison Realty Benefit Plan or any other plan, contract or arrangement of Prison Realty would be considered an "excess parachute payment" under Section 280G of the Code; (J) no Prison Realty Benefit

                  Plan exists that could result in the payment to any current or former employee, officer or director of Prison Realty of any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement whether or not such payment would constitute an excess parachute payment within the meaning of Section 280G of the Code; and (K) none of the assets of Prison Realty or its Subsidiaries constitute "plan assets" under ERISA.

                  (o) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Prison Realty Filed SEC Documents which have not been described or filed as required. All such contracts to which Prison Realty or any Subsidiary is a party have been duly authorized, executed and delivered by Prison Realty or any Subsidiary, constitute valid and binding agreements of Prison Realty or any Subsidiary and are enforceable against Prison Realty or any Subsidiary in accordance with the terms thereof. Each of Prison Realty and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of Prison Realty, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

                  (p) Accounting. Prison Realty's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to Prison Realty's financial statements.

                  (q) Vote Required. Assuming the accuracy of the representation and warranty of the Company contained in Section 3.01(u), the Prison Realty Shareholder Approval is the only vote of the holders of any class or series of Prison Realty's securities necessary to approve this Agreement and the transactions contemplated hereby.

                  (r) Board Recommendation. On the date hereof, the Board of Trustees of Prison Realty, at a meeting duly called and held, by the unanimous vote of all Trustees except Doctor R. Crants, Jr. and Charles
         W. Thomas, each of whom abstained, which included the vote of all the Independent Trustees (as defined in Prison Realty's declaration of trust) present at such meeting, except Charles W. Thomas, who abstained, (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are fair to and in the best interests of the shareholders of Prison Realty, (ii) adopted this Agreement and approved the Merger and (iii) resolved to recommend that the holders of Prison Realty Common Shares approve this Agreement.

                  (s) Maryland Law on Business Combinations. Assuming the accuracy of the representation and warranty of the Company contained in
         Section 3.01(u), the approval of the Merger by the Board of Trustees of Prison Realty referred to in Section 3.02(r) constitutes approval of the Merger for purposes of the MRL and represents all the actions necessary to ensure that Section 3-602 of the MRL does not apply to the Merger.

                  (t) Brokers. No broker, investment banker, financial advisor or other person, other than J.C. Bradford & Co., L.L.C. ("Bradford"), the fees and expenses of which will be paid by Prison Realty, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Prison Realty. Prison Realty's arrangement with Bradford has been disclosed to the Company prior to the date hereof.

                  (u) Opinion of Financial Advisor. Prison Realty has received the opinion of Bradford, dated as of the date hereof, to the effect that the Merger Consideration to be paid by Prison Realty is fair to Prison Realty and the holders of its Common Shares from a financial point of view (the "Bradford Opinion").

                  (v) Stock Ownership. Prison Realty does not, directly or indirectly, own any shares of Company Capital Stock other than shares, if any, held in Prison Realty Benefit Plans.


                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01. COVENANTS OF THE COMPANY. During the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated, required or permitted by this Agreement or as set forth in the Company Disclosure Schedule):

                  (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any new line of business, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business.

                  (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it propose to,
         (i) declare, set aside or pay any dividends on or make other distributions in respect of any capital stock, (ii) adjust, split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or (iii) subject to Section 5.06 hereof, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of capital stock or any debt securities, warrants or options, in each case issued by the Company or any of its Subsidiaries.

                  (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or any of its Subsidiaries' capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, or any other securities or equity equivalents (including stock appreciation rights), or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock (i) upon the exercise of Company Options or Company Warrants that are outstanding on the date of this Agreement, (ii) consistent with past practice under the Company Benefit Plans, (iii) upon the conversion of the Series B Convertible Preferred Stock or the Company Notes, or (iv) pursuant to Sodexho's participation rights, if any, pursuant to Section 9 of the Sodexho Stockholders Agreement for participation in issuances permitted hereunder.

                  (d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, the charter (or similar constitutive documents) or bylaws of the Company or any of its Subsidiaries.

                  (e) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any corporation, partnership, association or other business organization or any division or business thereof, except any transaction with U.S. Corrections Corporation or its affiliates or transactions pursuant to its International Joint Venture Agreement with Sodexho.

                  (f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, mortgage, encumber or otherwise dispose of, any material assets (including capital stock of any Subsidiaries), except the sale to Prison Realty of properties that are described as "Option Facilities" in the Prison Realty SEC Documents.

                  (g) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any "keepwell" or similar arrangement, other than revolving credit borrowings or borrowings to fund capital expenditures contemplated by Section 4.01(a), in each case under the Company's existing credit agreement.

                  (h) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would result in any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (i) Advice of Changes; Filings. The Company shall advise Prison Realty of any change or event which would cause or constitute a material breach of any of the representations or warranties of the Company contained herein. The Company shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to Prison Realty copies of all such reports promptly after the same are filed.

                  (j) Accounting Methods. The Company shall not change its fiscal year or its methods, principles or practices of accounting in effect at December 31, 1997, except as required by changes in GAAP, or alter or change in any material respect its practices and policies relating to the payment of accrued liabilities or accounts payable.

                  (k) Compensation; Benefit Plans. Neither the Company nor any of its Subsidiaries will (i) enter into, adopt, amend or terminate any Company Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors, officers or employees, except for any such actions taken in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees or provide any other benefit not required by any plan and arrangement as in effect as of the date hereof, except for normal salary compensation increases, benefit changes or cash bonus awards made in the ordinary course of business consistent with past practice or (iii) create or amend any Company Stock Plan or grant any equity based award pursuant to any Company Stock Plan or otherwise.

                  (l) Discharges or Waivers of Claims. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as set forth in clause (iii) below, pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice, (iii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $1,000,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $5,000,000.

                  (m) Leases and Lease Commitments. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or commit to enter into, or assume, any operating or capital lease, other than (i) any such lease contemplated by the Company Capital Budget or the Company's operating budget, a copy of which has been provided to Prison Realty prior to the date hereof or (ii) any such operating lease which is not material to the Company and its Subsidiaries, taken as a whole.

                  (n) Liquidation Plan, Etc. The Company shall not, nor shall it permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization.

                  (o) Affiliate Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company Filed SEC Documents.

                  (p) Tax Matters. The Company and its Subsidiaries shall not make any material income tax election, amend any material tax return or settle or compromise any material tax liability.

                  (q) No General Authorization, Etc. The Company shall not, nor shall it permit any of its Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 4.02. COVENANTS OF PRISON REALTY. During the period from the date of this Agreement until the Effective Time, Prison Realty agrees that:

                  (a) Ordinary Course. Prison Realty and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time.

                  (b) Distributions. Prison Realty shall not make any distributions other than at its current rate, provided that the rate may be increased by the greater of ten percent or up to the minimum amounts as may be required to comply with Section 857(a) of the Code.

                  (c) Prison Realty shall conduct its operations in a manner so as to continue to qualify as a REIT under the Code.

                  (d) Other Actions. Prison Realty shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (e) Structure of Transactions. Prison Realty shall advise the Company from time to time of the proposed structure of Prison Realty and its subsidiaries and affiliated entities at and after the Effective Time for purposes of the Company's evaluation of the Merger and description of the Merger and related transactions in the Joint Proxy Statement/Prospectus.

                  (f) Advice of Changes; Filings. Prison Realty shall advise the Company of any change or event which would cause or constitute a material breach of any of its representations or warranties contained herein. Prison Realty shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to the Company copies of all such reports promptly after the same are filed.

         SECTION 4.03. NO SOLICITATION.

                  (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any takeover proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any takeover proposal; provided, however, that prior to the receipt of the Company Shareholder Approval the Company may, in response to a bona fide takeover proposal that constitutes a superior proposal (as defined in Section 4.03(b)) and that was made after the date hereof (and not solicited by the Company after the date hereof) by any person, and subject to compliance with Section 4.03(c), (A) furnish information with respect to the Company and its Subsidiaries to such person and its representatives pursuant to a customary confidentiality agreement and discuss such information with such person and its representatives and (B) participate in negotiations regarding such takeover proposal. For purposes of this Agreement (except as set forth in Section 5.07(b)), the term "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 20% or more of any class of equity securities of the Company or any of its Subsidiaries or any tender offer or exchange offer (including by the Company or any of its Subsidiaries) that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement.

                  (b) Except as set forth in this Section 4.03, the Board of Directors of the Company shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Prison Realty, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any takeover proposal or (iii) cause or agree to cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any takeover proposal. Notwithstanding the foregoing, if the Board of Directors of the Company receives a superior proposal, such Board of Directors may, prior to the receipt of the Company Shareholder Approval and subject to compliance with Section 5.07(b), withdraw or modify its approval or recommendation of the Merger and this Agreement, approve or recommend a superior proposal or terminate this Agreement, but in each case only at a time that is at least five business days after receipt by Prison Realty of written notice advising it that the Board of Directors of the Company has resolved to accept a superior proposal if it continues to be a superior proposal at the end of such five business day period. For purposes of this Agreement, the term "superior proposal" means any bona fide takeover proposal (which, for purposes of Section 4.03(a) only, may be subject to a due diligence condition), which proposal was not solicited by the Company after the date hereof, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors, is reasonably capable of being financed by such third party.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) above, the Company promptly shall advise Prison Realty orally and in writing of any request for information or of any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making any such request or takeover proposal and any determination by the Board of Directors of the Company that a takeover proposal is or may be a superior proposal. The Company will keep Prison Realty informed as to the status and material details (including amendments or proposed amendments) of any such request or takeover proposal.

                  (d) Nothing contained in this Section 4.03 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         SECTION 5.01. PREPARATION OF THE JOINT PROXY STATEMENT/PROSPECTUS. As soon as practicable following the date of this Agreement, Prison Realty and the Company shall prepare and file with the SEC the Joint Proxy Statement/ Prospectus. Each party hereto will cooperate with the other party in connection with the preparation of the Joint Proxy Statement/Prospectus, including furnishing all information as may be required to be disclosed therein. Each of the Company and Prison Realty will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the date hereof. No filing of, or amendment or supplement to, the Joint Proxy Statement/Prospectus will be made by the Company or Prison Realty without providing the other party and its Board of Directors or Trustees the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld. Each of the Company and Prison Realty will advise the other party, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Prison Realty, or any of their respective affiliates, officers, trustees or directors, should be discovered by the Company or Prison Realty which should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, so that the Joint Proxy Statement/Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company and Prison Realty.

         SECTION 5.02. ACCESS TO INFORMATION. Each party shall, and shall cause each of its Subsidiaries to, afford to the other party hereto and to its officers, employees, accountants, counsel and other representatives (including environmental consultants), reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, each party hereto shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) such other information concerning its business, properties and personnel as the other party may reasonably request. With respect to matters disclosed in the Company Disclosure Schedule or the Prison Realty Disclosure Schedule, respectively, each party agrees to supplement from time to time the information set forth therein.

         SECTION 5.03. SHAREHOLDERS MEETING. Each party hereto shall, as promptly as practicable after the date hereof, (a) duly call, give notice of, convene and hold a Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval or the Prison Realty Shareholder Approval, as the case may be, and (b) subject in the case of the Company to Section 4.03, through its Board of Directors, recommend to its shareholders that they grant the Company Shareholder Approval or the Prison Realty Shareholder Approval, as the case may be.

         SECTION 5.04. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company and Prison Realty shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement (provided that the Company shall not pay or agree to pay any material amount to obtain a consent without the prior approval of Prison Realty, which approval shall not be unreasonably withheld or delayed), and the making or obtaining of all necessary filings and registrations with respect thereto, (ii) the defending of any lawsuits or other legal proceedings challenging this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         SECTION 5.05. BENEFITS MATTERS. Except as otherwise provided herein, following the Effective Time, the Surviving Entity shall honor, or cause to be honored, all obligations under employment agreements, Company Benefit Plans and all other employee benefit plans, programs, policies and arrangements of the Company in accordance with the terms thereof. Nothing herein shall be construed to prohibit Prison Realty or the Surviving Entity from amending or terminating such agreements, programs, policies and arrangements in accordance with the terms thereof and with applicable law.

         SECTION 5.06. STOCK-BASED COMPENSATION.

                  (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take other actions with respect to all outstanding options granted pursuant to the Company Stock Plans so that unless otherwise required by the terms of the applicable Company Stock Plan (and then in such case, to the extent agreed by the applicable holder of a Company Option) (i) all options granted under the Company

         Stock Plans prior to January 1, 1996 shall vest in full immediately prior to the Effective Time of the Merger, but such accelerated vesting shall be conditioned upon the option holder's election to exercise such Company Option immediately prior to the Effective Time, so that shares of the Company's Common Stock acquired shall be converted into the Merger Consideration at the Effective Time; and (ii) all options granted under the Company's Stock Plans on or after January 1, 1996 shall, at the election of the option holder, either (a) vest in full, conditioned upon exercise as in (i) above, or (b) be converted into an option to purchase shares of Prison Realty (a "Rollover Option") with the same conditions, including vesting and continued employment, as the Company Option to which it relates. The obligation of Prison Realty pursuant to this Section 5.06(a) to issue Prison Realty Common Shares or options to purchase such shares shall be subject to Prison Realty's determination that it will be in compliance with applicable REIT statutes and regulations. In the event that Prison Realty determines that the treatment of options in this Section 5.06 (a) will not so comply, Prison Realty may cause any or all Rollover Options to be cashed out in exchange for a cash payment equal to the following: the product of (x) the excess of the Merger Consideration per share (valued at the closing price of one Prison Realty Common Share on the NYSE on the date that is five days prior to the Closing Date) over the exercise price per share of the Company Common Stock subject to the Rollover Option and (y) the number of shares of Company Common Stock subject to such Rollover Option. All amounts payable pursuant to this paragraph shall be subject to any required withholding of taxes and shall be paid without interest.

                  (b) Immediately prior to the Effective Time, all shares of deferred stock under the Company's Amended and Restated 1989 Stock Bonus Plan shall vest in full.

                  (c) Prison Realty shall obtain the agreement of each holder of Prison Realty Options that the Merger and the consummation of the transactions contemplated hereby do not constitute a change in control under the Prison Realty Equity Plans or otherwise affect the vesting or other terms of the Prison Realty Options.

         SECTION 5.07.  FEES AND EXPENSES.

                  (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in Section 5.07.

                  (b) In the event that (i) this Agreement is terminated by Prison Realty pursuant to Section 7.01(c), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(d) or (iii)(x) any person shall have made a bona fide takeover proposal with respect to the Company after the date hereof and thereafter this Agreement is terminated by the Company pursuant to Section 7.01(b)(iii) or by either party pursuant to Section 7.01(b)(iv) and (y) within 12 months after such termination a takeover agreement (as defined below) is executed by the Company or a takeover transaction (as defined below) is consummated, then the Company shall reimburse Prison Realty for the documented out-of-pocket fees and expenses reasonably incurred thereby in connection with this Agreement and the transactions contemplated hereby (including those which may be incurred in connection with enforcing the terms of this Section 5.07) in an aggregate amount not in excess of $7,000,000 (the "Expenses"). The Company shall pay reimbursement amounts to Prison Realty promptly (and in any event within ten business days) following a termination referred to in clause (i) or (ii) or promptly (and in any event within ten business days) after the first to occur of the execution of a takeover agreement or the consummation of a takeover transaction referred to in clause (iii) above. For purposes of this Section 5.07(b), the term "takeover transaction" shall mean any transaction if a proposal to consummate such transaction would constitute a takeover proposal, the term "takeover agreement" shall mean any letter of intent, agreement in principle, acquisition agreement or similar agreement to consummate a takeover transaction and the term "takeover proposal" shall have the meaning assigned to such term in Section 4.03 except that (1) references to "20%" in the definition of such term contained in Section 4.03 shall be deemed to be references to "50%" and (2) the term "takeover proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any Subsidiaries), the Company and its Subsidiaries taken as a whole. Notwithstanding the immediately preceding sentence, if any bona fide takeover proposal (as defined in this Section 5.07(b) but without regard to clause (1) above) made by a person with respect to the Company is made after the date hereof and the Company accepts such proposal or any other takeover proposal (as defined in this Section 5.07(b) but without regard to clause (1) above) made by such person after the termination of this Agreement, then such accepted proposal shall constitute a "takeover proposal" for purposes of Section 5.07(b)(iii).

         SECTION 5.08. INDEMNIFICATION, EXCULPATION AND INSURANCE.

                  (a) Prison Realty and the Company agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company and its Subsidiaries (such persons, "Indemnified Persons") as provided in their respective charter (or similar constitutive documents) or bylaws and any existing indemnification agreements or arrangements of the Company shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would in any manner adversely affect the rights thereunder of any such Indemnified Persons. The parties hereto agree that the Surviving Entity shall maintain, for a period of six years from the Effective Time, the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") for all Indemnified Persons; provided, however, that the Surviving Entity may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy issued by an insurer substantially comparable to the insurer with respect to the existing D&O Insurance, so long as the terms thereof are no less advantageous to the

         Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Entity will use its reasonable best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in any material respect than the existing D&O Insurance.

                  (b) The parties hereto agree that the provisions of this
         Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (c) The parties hereto agree that in the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by such person so that the successors and assigns of the Surviving Entity assume the obligations of the parties hereto and the Surviving Entity set forth in this Section 5.08.

         SECTION 5.09. TRANSFER TAXES. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder-level taxes based upon net income) attributable to the Merger shall be timely paid by the Company.

         SECTION 5.10. RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall deliver to Prison Realty evidence satisfactory to Prison Realty of the resignation of all directors of the Company, effective at the Effective Time.

         SECTION 5.11. STOCK EXCHANGE LISTING. Prison Realty shall use its reasonable best efforts to cause the Prison Realty Common Shares to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

         SECTION 5.12. TAX-FREE REORGANIZATION. Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization qualifying under the provisions of Section 368(a)(1)(A) of the Code.

         SECTION 5.13. RULE 145 AFFILIATES. Within 45 days following the date of this Agreement, the Company shall deliver to Prison Realty a letter identifying all known persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act. The Company shall use its reasonable best efforts to obtain prior to the Effective Time a written agreement from each person who may be so deemed, substantially in the form of Exhibit A hereto.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. The Company Shareholder Approval and the Prison Realty Shareholder Approval shall have been obtained.

                  (b) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect.

                  (d) Prison Realty shall have obtained the opinions of either Stokes & Bartholomew, P.A., or Arthur Andersen LLP that upon, and after, the Effective Time of the Merger and the consummation of the transactions contemplated hereby, Prison Realty will be in compliance with the requirements for qualification as a REIT under the Code, and the proposed method of operation of Prison Realty as described in the Joint Proxy Statement/Prospectus will enable Prison Realty to meet the requirements for taxation as a real estate investment trust under the Code beginning with the year ending December 31, 1998.

                  (e) The Prison Realty Common Shares to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

                  (f) The Registration Statement shall be satisfactory in all material respects to the Company and Prison Realty and shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                  (g) Prison Realty shall have obtained financing sufficient to fund the operations of its business as described in the Joint Proxy Statement/Prospectus after the Effective Time of the Merger and the consummation of the transactions contemplated hereby.

         SECTION 6.02. CONDITIONS TO OBLIGATION OF PRISON REALTY TO EFFECT THE MERGER. The obligation of Prison Realty to effect the Merger is subject to the satisfaction of the following conditions unless waived by Prison Realty:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and
         (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on the Company, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Prison Realty shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Prison Realty shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer.

                  (c) Consents, etc. Prison Realty shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on the Company.

                  (d) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking to prohibit or limit in any material respect the ownership or operation by the Company, Prison Realty or any of (C)their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or seeking to impose limitations on the ability of Prison Realty, or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company or seeking to prohibit Prison Realty, or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its Subsidiaries, in each case after giving effect to any actions required to be taken pursuant to Section 5.04.

                  (e) Prison Realty shall have received a bring-down of the Bradford opinion on each of the date of mailing of the Joint Proxy Statement/Prospectus to the Shareholders of the Company and on the date of Closing (each, a "Bradford Bring-down Opinion").

         SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

                  (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer and Chief Financial Officer.

                  (b) Performance of Obligations of Prison Realty. Prison Realty shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer and Chief Financial Officer.

                  (c) Consents, etc. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on Prison Realty.

                  (d) Tax Opinion. The Company shall have received the opinion of Bass, Berry & Sims PLC or Arthur Anderson LLP with respect to the status of the Merger as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code.

                  (e) The Company shall have received a bring-down of the Stephens Opinion on each of the date of mailing of the Joint Proxy Statement/Prospectus to the shareholders of the Company and on the date of Closing (each, a "Stephens Bring-down Opinion").

                  (f) Prison Realty shall have entered into a definitive credit agreement and other financing arrangements sufficient, in the reasonable judgment of the Company's Board of Directors, to fund the operations of the Surviving Entity as described in the Joint Proxy

         Statement/Prospectus and shall have provided such agreements to the Company no later than ten days prior to the date the Joint Proxy Statement/Prospectus is mailed to the Company's shareholders.

                  (g) Prison Realty and each holder of Prison Realty Options shall have agreed that the Merger and the consummation of the transactions contemplated hereby shall not constitute a change in control under the Prison Realty Equity Plans or otherwise affect the vesting or other terms of the Prison Realty Options.

         SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. Neither Prison Realty nor the Company may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.


                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Prison Realty Shareholder Approval and the Company Shareholder Approval are received:

                  (a) by mutual written consent of Prison Realty and the Company;

                  (b) by Prison Realty or the Company upon written notice to the other party:

                           (i)  if any Governmental Entity of competent
                  jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;

                           (ii) unless the party seeking to terminate this
                  Agreement is in material breach of its obligations hereunder, if the Company or Prison Realty breaches or fails to perform any of its representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
                  Section 6.02(a) or 6.02(b) in the case of such a breach or failure to perform on the part of the Company or 6.03(a) or 6.03(b) in the case of such a breach or failure to perform on the part of Prison Realty and (B) is incapable of being cured by the party so breaching or failing to perform or is not cured within 30 days after the terminating party gives written notice of such breach to the other party and such a cure is not effected during such period;

                           (iii) if the Merger shall not have been consummated
                  on or before March 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

                           (iv)  if, upon a vote at a duly held Company
                  Shareholders Meeting or any adjournment thereof, the Company Shareholder Approval shall not have been obtained; or

                           (v) if, upon a vote at a duly held Prison Realty Shareholders Meeting or any adjournment thereof, the Prison Realty Shareholder Approval shall not have been obtained;

                  (c) by Prison Realty upon written notice to the Company:

                           (i) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Prison Realty its approval or recommendation of the Merger or this Agreement, approved or recommended any takeover proposal or resolved to do any of the foregoing; or

                           (ii) if the Company shall have entered into any agreement (other than a confidentiality agreement in accordance with Section 4.03(a)) with respect to a superior proposal or shall have resolved to do so; or

                  (d) by the Company

                           (i) pursuant to Section 4.03(b) prior to the receipt of the Company Shareholder Approval; or

                           (ii) upon written notice to Prison Realty if the Board of Trustees of Prison Realty or any committee thereof shall have withdrawn or modified in a manner adverse to the company its approval or recommendation of the merger or this Agreement or resolved to do so;

         SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Prison Realty as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of Prison Realty or the Company, except with respect to Section 3.01(t),
Section 3.02(v), Section 5.07, this Section 7.02 and Article VIII, which provisions shall survive such termination.

         SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after the Company Shareholder Approval or the Prison Realty Shareholder Approval is received, provided that after receipt of the Company Shareholder Approval or the Prison Realty Shareholder Approval , no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 7.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of the Company or Prison Realty, action by its Board of Directors or Board of Trustees, respectively, or the duly authorized committee of such Board to the extent permitted by law.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 8.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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         (a) if to the Company, to:

                  Corrections Corporation of America
                  10 Burton Hills Boulevard
                  Nashville, Tennessee 37215
                  Attention: Doctor R. Crants, Chairman, President and Chief Executive Officer
                  Facsimile: (615) 263-3010

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, Tennessee 37238
                  Attention: F. Mitchell Walker, Jr., Esq.
                  Facsimile:  (615) 742-2775; and

         (b) if to Prison Realty, to:

                  CCA Prison Realty Trust
                  10 Burton Hills Boulevard
                  Suite 100
                  Nashville, Tennessee 37215
                  Attention: Michael W. Quinlan, Chief Executive Officer
                  Facsimile: (615) 263-0212

         with a copy to:

                  Stokes & Bartholomew, PA
                  424 Church Street
                  Suite 2800
                  Nashville, Tennessee 37219-2323
                  Attention: Elizabeth Enoch Moore
                  Facsimile: (615) 259-1470


SECTION 8.03. DEFINITIONS; INTERPRETATION.

         (a) As used in this Agreement:

                  (i) unless otherwise expressly provided herein, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

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                           (ii)  "business day" means any day on which banks are
                  not required or authorized to close in the City of New York;

                           (iii) "material adverse effect" means, when used in
                  connection with the Company, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof or (C) private corrections industry in general, and not specifically relating to the Company or its Subsidiaries; "material adverse effect" means, when used in connection with Prison Realty, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Prison Realty and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof or (C) private corrections industry in general, and not specifically relating to Prison Realty or its Subsidiaries;

                           (iv) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                           (v) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

                  (b) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to


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         herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 8.04. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 8.05. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than Section
5.08 of this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to any principles of conflicts of law of such State.

         SECTION 8.07. PUBLICITY. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, neither the Company nor Prison Realty shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void; provided that, if necessary or advisable under applicable provisions of corporate or tax law, Prison Realty may assign its rights hereunder to any of its Subsidiaries or affiliates to cause the Company to merge with a Subsidiary or affiliate of Prison Realty, but no such assignment shall relieve Prison Realty of its obligations hereunder including the obligations to deliver the Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their



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specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Tennessee or in any Tennessee state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Tennessee or any Tennessee state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                    THE FOLLOWING PAGE IS THE SIGNATURE PAGE




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


         IN WITNESS WHEREOF, the Company and Prison Realty have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                    CORRECTIONS CORPORATION OF AMERICA

                                    By: /s/ Doctor R. Crants
                                        ---------------------------------------
                                    Name: Doctor R. Crants
                                    Title: Chairman and Chief Executive Officer

                                    CCA PRISON REALTY TRUST

                                    By: /s/ D. Robert Crants, III
                                        ---------------------------------------
                                    Name: D. Robert Crants, III
                                    Title: President



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